Amended Exhibit B
to the Custody Agreement dated 5.26.2015 – Pacer Funds Trust

Funds serviced at June 28, 2021

Name of Series

Pacer Trendpilot® US Mid Cap ETF
Pacer Trendpilot® 100 ETF
Pacer Trendpilot® European Index ETF
Pacer Autopilot Hedged European Index ETF
Pacer US Export Leaders ETF
Pacer International Export Leaders ETF
Pacer Global Cash Cows Dividend ETF
Pacer US Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer WealthShield ETF
Pacer Benchmark Hotel & Lodging Real Estate SCTR℠ ETF
Pacer Benchmark Apartments & Residential Real Estate SCTR℠ ETF
Pacer Benchmark Healthcare Real Estate SCTR℠ ETF
Pacer Benchmark Industrial Real Estate SCTR℠ ETF
Pacer Benchmark Data & Infrastructure Real Estate SCTR℠ ETF
Pacer Military Times Best Employers ETF
Pacer CFRA-Stovall Equal Weight Seasonal Rotation ETF
Pacer CFRA-Stovall Global Seasonal Rotation ETF
Pacer Trendpilot® International ETF
Pacer Trendpilot® Fund of Funds ETF
Pacer US Cash Cows Growth ETF
Pacer Cash Cows Fund of Funds ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer Trendpilot US Bond ETF
Pacer American Energy Independence ETF
Pacer CSOP FTSE China A50 ETF
Pacer BioThreat Strategy ETF
Pacer Lunt Large Cap Alternator ETF
Pacer Lunt Large Cap Multi-Factor Alternator ETF
Pacer Lunt MidCap Multi-Factor Alternator ETF
Pacer Salt High truBeta US Market ETF
Pacer Salt Low truBetaTM US Market ETF
Pacer Swan SOS Conservative (December) ETF
Pacer Swan SOS Conservative (March) ETF
Pacer Swan SOS Conservative (June) ETF
Pacer Swan SOS Conservative (September) ETF
Pacer Swan SOS Moderate (December) ETF
Pacer Swan SOS Moderate (March) ETF

Pacer Swan SOS Moderate (June) ETF
Pacer Swan SOS Moderate (September) ETF
Pacer Swan SOS Flex (December) ETF
Pacer Swan SOS Flex (March) ETF
Pacer Swan SOS Flex (June) ETF
Pacer Swan SOS Flex (September) ETF
Pacer Swan SOS Fund of Funds ETF
Pacer Metaurus US Large Cap Dividend Multiplier 300 ETF
Pacer Metaurus US Large Cap Dividend Multiplier 400 ETF

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